Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-203921 on Form F-4 of our report dated May 6, 2015 relating to the consolidated financial statements of Grupo FerroAtlántica, S.A. (Sociedad Unipersonal) appearing in this Proxy Statement/Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte, S.L.

Madrid, Spain

August 7, 2015